EXHIBIT 10.5


                             EMPLOYMENT CONTRACT


      By this Agreement, uniView Technologies Corporation (the "Employer"), located at 17300 North Dallas Parkway, Suite 2050, Dallas, Texas 75248, employs Leslie Leland (the "Employee"), who accepts employment on the following terms and conditions:


                        ARTICLE 1:  TERM OF EMPLOYMENT


      1.01. Term. The term of this Agreement shall begin on the date of its execution, and shall terminate on June 30, 2002. Upon expiration of the term, this Agreement may be renewed by mutual agreement of the parties. This Agreement supersedes the Employment contract between the Employee and uniView Softgen Corporation dated as of July 14, 2000.


                        ARTICLE 2:  DUTIES OF EMPLOYEE


      2.01. Duties. The Employee shall serve as the Employer's President and shall perform all duties commonly discharged by a person in such position and such other duties of a similar nature as may be required from time to time by the Employer. If the Employee is elected or appointed a director of the Employer, the Employee shall serve in such capacity without further compensation. Nothing shall be construed, however, to require the Employee's election or appointment as a director.

      2.02. Satisfactory Performance of Duties. The employment of the Employee shall continue only as long as the services rendered by the Employee are satisfactory to the Employer, regardless of any other provision contained in this Agreement. The Employer shall be the sole judge as to whether the services of the Employee are satisfactory.

      2.03. Company Policy. The Employee agrees to perform her duties under this Agreement in accordance with Employer's company policy as such policy may be implemented or modified from time to time during the term of this Agreement. Violation of any material provision of any company policy shall constitute good cause for termination of the services of the Employee under this Agreement.

      2.04. Indemnification. The Employee shall indemnify and hold harmless the Employer from all liability from loss, damage, or injury to persons or property resulting from the negligence or misconduct of the Employee committed in the scope of the Employee's employment.


                           ARTICLE 3:  COMPENSATION


      3.01. Basic Compensation. As base compensation for all services rendered under this Agreement, the Employer shall pay to the Employee a base salary of $100,000 per year until March 31, 2001, increasing to $160,000 per year on April 1, 2001, payable in equal biweekly installments during the period of employment, which shall be subject to withholding and other applicable taxes. The amount paid is to be prorated for any partial employment period. Thereafter, at the sole discretion of Employer's Board of Directors, Employee may receive reasonable increases in her base salary commensurate with Employee's performance and Employer's performance.


                  ARTICLE 4:  EMPLOYEE BENEFITS AND BONUSES


      4.01.     Payment of  Medical  and  Dental  Insurance  Premiums.    The
 Employer agrees to pay all of the Employee's insurance premiums (including dependent coverage, if elected by Employee).

      4.02. Automobile. The Employer recognizes the Employee's need for an automobile for business purposes. It shall therefore provide the Employee with a monthly automobile allowance of $600 during the term of this Agreement, in addition to the compensation set forth hereinabove. The Employee agrees to furnish a properly registered automobile for all of the Employee's transportation needs required for the performance of the Employee's duties under this Agreement and to pay all expenses, including all related maintenance, repairs, insurance, and other costs. At all times during the term of this Agreement, the Employee shall keep in full force and effect at the Employee's sole expense automobile insurance on each such automobile owned by the Employee that is used at any time to carry out any of the duties of employment. Each such policy must be issued by an insurance company and with such minimum limits acceptable to the Employer. Violation by Employee of the terms contained in this Paragraph shall constitute good cause for termination of the services of the Employee under this Agreement.

      4.03. Death Benefit. If the Employee dies during the term of this Agreement, the Employer shall pay to the Employee's estate the compensation that would otherwise be payable to the Employee up to the end of the month in which her death occurs. In addition, within thirty (30) days of the Employee's death, the Employer shall pay an amount equivalent to four (4) months of Employee's base salary to the Employee's surviving spouse, or, if her spouse is not then living, to the Employee's surviving children in equal shares, or, if there are no surviving children, to the Employee's estate.

      4.04. Nonstatutory Stock Options. Grant of employment Option. By this Paragraph, the Employer agrees that twelve (12) months from the date of this Agreement it will grant to the Employee an option (the "Option") to purchase 100,000 shares of common stock of UVEW (or successor) ("Common Shares") at a purchase price of Eighty-one Cents ($0.81) per share, representing the five day average closing sale price of the common stock as of the close of business on February 12, 2001. The Option shall vest immediately upon grant and may be exercised in whole or in part at any time within five (5) years from date of grant.

      4.04.1. Grant of incentive Option. By this Paragraph, the Employer agrees that three (3) months after the Employer's stock price achieves the following levels, it will grant to the Employee an option (the "Option") to purchase the following Common Shares: 50,000 shares after achieving a stock price of $4 per share; 50,000 shares after achieving a stock price of $6 per share; and 50,000 shares after achieving a stock price of $8 per share. Such Options shall vest immediately upon grant and may be exercised in whole or in part at an exercise price of Two Dollars ($2.00) per share at any time within five (5) years from date of grant.

      4.04.2. Description of Option. It is agreed that the Employee shall not have any of the rights of, nor be treated as, a shareholder with respect to the shares subject to this Option until the Employee has exercised the Option, delivery of the stock certificates for such shares has been made to the Employee, and the Employee has become the shareholder of record of such shares. No part of this Option shall be transferable otherwise than by will or the laws of descent and distribution, and any portion of this Option may be exercised, during the lifetime of the Employee, only by her. More particularly (but without limiting the generality of the foregoing), any portion of this Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of any portion of this Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon this Option, shall be null and void and without effect. In the event of the Employee's death during the term of this Option, then this Option may be exercised by her executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributees. In the event of any termination of this Agreement that is either (a) for cause or
 (b) voluntary on the part of the Employee and without the consent of the Employer, any unvested portion of the Option shall immediately terminate.

      4.04.3. Method of exercising vested portion of the Option. Such Option may be exercised, in whole at any time or in part from time to time, by giving to UVEW notice in writing to that effect. Within ten (10) days after the receipt by it of notice of exercise of such Option, UVEW shall cause certificates for the number of shares with respect to which such Option is exercised to be issued in the name of Employee or her executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributees, and to be delivered to the Employee or her executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributees. Payment of the purchase price for the shares with respect to which such Option is exercised shall be made to UVEW upon the exercise of such Option. In lieu of delivering physical certificates representing the shares issuable upon exercise, provided UVEW's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Employee, UVEW agrees to use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon exercise to the Employee by crediting the account of the Employee's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

      4.04.4. Changes in capital structure. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Common Shares or Common Shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if Common Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth above) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a
 result  of  such   purchase  and  all   such  share  dividends,   split-ups,
 recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

      4.04.5. Representation as to investment intent. The exercise of such Option and the delivery of the shares subject to it will be contingent upon UVEW being furnished by Employee, her legal representatives, or other persons entitled to exercise such Option a statement in writing that at the time of such exercise it is her or their intention to acquire the shares being purchased solely for investment purposes and not with a view to distribution.

      4.04.6. Nonstatutory Stock Option. The Option granted in this Paragraph is intended not to qualify as an incentive stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986 and shall be so construed.

      4.05. Other Benefits. During the term of this Agreement the Employee shall be entitled to participate in the Employer's 401(k) Plan, any hospital, surgical, medical, disability, and dental benefit plan adopted by the Employer, and shall be entitled to an annual vacation leave, paid holidays, paid sick leave, and other benefits in accordance with Employer's company policy. The Employee may be entitled to receive, in the sole discretion of the Employer's Board of Directors, such other benefits or bonuses as may from time to time be declared by such Board.


          ARTICLE 5:  REIMBURSEMENT OF EXPENSES INCURRED BY EMPLOYEE


      5.01. Business Expenses. The Employee is authorized to incur reasonable business expenses in performing her duties of employment and for promoting the Employer's business, including expenses for entertainment, travel, and similar items. The Employer will reimburse the Employee for all such expenses upon the Employee's periodic presentation of an itemized account of such expenditures and supporting documentation.


                     ARTICLE 6:  OBLIGATIONS OF EMPLOYER


      6.01. Indemnification of Losses of Employee. Except for losses arising from the Employee's negligence or misconduct, the Employer shall indemnify the Employee for all losses sustained by the Employee as a direct result of the discharge of her duties required by this Agreement.

      6.02. Working Conditions. The Employer will provide the Employee with a private office, secretarial and stenographic services, and any other facilities and services as are suitable to the Employee's position or required for the performance of her duties.


      ARTICLE 7:  EMPLOYEE'S OBLIGATIONS OTHER THAN TO PERFORM SERVICES


      7.01. Noncompetition By Employee. During the term of this Agreement and for two (2) years following the termination herof ("Restricted Period"), the Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatever with the business of the Employer or its Affiliates (defined as, any person or entity directly or indirectly (through one or more intermediaries) controlling, controlled by or under common control with Employer) in any location or geographical area in which the Employer or any of its Affiliates is engaged in such business, so long as the Employer or any of its Affiliates, or any successor in interest to the business and goodwill of the Employer or any of its Affiliates, remains engaged in such business in any such location or geographical area or continues to solicit customers or potential customers therein; provided, however, that the Employee may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange if the Employee (i) is not a controlling person of, or a member of a group which controls, such person or (ii) does not, directly or indirectly own one percent or more of any class of securities of such person. Violation of the terms contained in this Article shall constitute good cause for termination of the services of the Employee under this Agreement and for the implementation of other remedies provided herein.

      7.01.1.   Solicitation of Business/Other Injurious Activities.
 During the Restricted Period, the Employee shall not solicit or assist any other person to solicit any business (other than for the Employer) from any present or past customer of the Employer or any of its Affiliates; or request or advise any present or future customer of the Employer or any of its Affiliates to withdraw, curtail or cancel its business dealings with the Employer or any of its Affiliates; or commit any other act or assist others to commit any other act which might injure the business of the Employer or any of its Affiliates.

      7.01.2. Employees. During the Restricted Period, the Employee shall not directly or indirectly (i) solicit or encourage any employee of the Employer or any of its Affiliates to leave the employ of any such entity or
 (ii) hire any employee who has left the employment of the Employer or any of its Affiliates if such hiring is proposed to occur within one year after the termination of such employee's employment with the Employer or any such Affiliate.

      7.01.3. Consultants. During the Restricted Period, the Employee shall not directly or indirectly solicit or encourage any consultant then under contract with the Employer or any of its Affiliates to cease work with such entity.

      7.02. Confidential Information and Trade Secrets. During the term of employment, the Employee will have access to and become familiar with various confidential matters and trade secrets known to her relating to the business and operations of the Employer and shall, during the Restricted Period, keep secret and retain in strictest confidence all such confidential information and trade secrets, including, without limitation, customer lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, formulas, technical processes, designs and design projects, invention and research projects, devices, and compilations of information, records, and specifications, and other business affairs relating to the business and operations of the Employer learned by the Employee heretofore or hereafter, and shall not disclose them, directly or indirectly, to anyone outside of the Employer and its Affiliates, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of her employment or upon the Employer's express prior written consent. All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Employer, whether or not prepared by the Employee, shall remain the exclusive property of the Employer and shall not be removed from the premises of the Employer under any circumstances without the prior written consent of the Employer. Except as otherwise provided in this Agreement, on the termination of employment or whenever requested by the Employer, the Employee shall immediately deliver to the Employer in good condition, ordinary wear and tear excepted, all property in the Employee's possession or under the Employee's control belonging to the Employer.

      7.03. Rights and Remedies Upon Breach. If the Employee breaches, or threatens to commit a breach of, any of the covenants contained in this Article, the Employer shall have the following rights and remedies, each of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Employer under law or in equity:

      7.03.1. Specific Performance. The right and remedy to have the covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Employer and that monetary damages will not provide adequate remedy to the Employer; and

      7.03.2. Accounting and Indemnification. The right and remedy to require the Employee (i) to account for and pay over to the Employer all compensation, profits, monies, accruals, increments or other benefits derived or received by the Employee or any associated party deriving such benefits as the result of any such breach of the covenants; and (ii) to indemnify the Employer against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorneys fees and court costs, which may be incurred by the Employer and which result from or arise out of any such breach or threatened breach of the covenants.

      7.04. Severability of Covenants/Blue Pencilling. If any court determines that any of the covenants contained in this Article, or any part thereof, is invalid or unenforceable, the remainder of the covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the covenants, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. The Employee hereby waives any and all right to attack the validity of the covenants on the grounds of the breadth of their geographic scope or the length of their term.

      7.05. Enforceability in Jurisdictions. The Employer and the Employee intend to and do hereby confer jurisdiction to enforce the covenants contained in this Article upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Employer and the Employee that such determination not bar or in any way affect the right of the Employer to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.


                           ARTICLE 8:  TERMINATION


      8.01. Termination by Either Party Without Cause. This Agreement may be terminated by either party without cause by giving thirty (30) days' written notice of termination to the other party. Such termination shall not prejudice any remedy that the terminating party may have at law or in equity. Such termination "without cause" shall include (a) resignation of the Employee at the Employer's request at a time when no cause for termination exists, and (b) termination by the Employee as a result of a reduction in compensation or benefits (which is not a part of a prorata reduction in executive compensation or benefits for the Employer's senior executives) or as a result of a significant reduction in the Employee's responsibilities, and such termination occurs within sixty (60) days after such reduction. Upon any other voluntary termination by the Employee, except a Termination Upon Sale or Change in Control of UVEW, all unvested stock options and all other benefits, including severance pay, which might otherwise accrue to the Employee upon termination of this Agreement shall immediately terminate and be of no further force or effect.

      8.02. Severance Pay. On termination of employment by Employer without cause, and in addition to other compensation that may be due to the Employee as a result of such termination, the Employer shall make a cash severance payment to the Employee in an amount equal to three (3) month's base salary (less all amounts required to be withheld and deducted.)

      8.03. Termination by Employer for Cause. The Employer may at its option immediately terminate this Agreement "for cause," which shall include resignation by the Employee at the Employer's request at a time when cause for termination exists, without prejudice to any other remedy to which the Employer may be entitled either at law, in equity, or under this Agreement, by giving written notice of termination to the Employee, if the Employee:
 (a) Willfully breaches or habitually neglects the duties that the Employee is required to perform under the terms of this Agreement; (b) Willfully violates reasonable and substantial rules governing employee performance;
 (c) Refuses to obey reasonable orders in a manner that amounts to insubordination; (d) Commits clearly dishonest acts toward the Employer; (e) Engages in acts of disruption or violence such as unprovoked fighting; (f) Engages in conduct which is materially injurious to the Employer; or (g) Commits a felony or other offense involving moral turpitude. Upon such termination, all unvested stock options, the Put Option, and all other benefits, including severance pay, which might otherwise accrue to the Employee upon termination of this Agreement shall immediately terminate and be of no further force or effect.

      8.04. Termination Upon Sale or Change in Control of UVEW. For purposes of this section, "change in control" means the acquisition by a person or group, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, of beneficial ownership of twenty percent (20%) or more of UVEW's common stock (other than as a result of an issuance of securities initiated by UVEW in the ordinary course of business), or as a result of, or in connection with any cash tender or exchange offer, merger, or other business combination, sale of assets, or contested election, or any combination of the foregoing transactions, and the persons who were directors of UVEW before such transactions shall cease to constitute a majority of the Board of Directors of UVEW or any successor to UVEW. Upon termination of this Agreement by either party upon the sale or change in control of UVEW, the Employer shall cause to be granted, paid and delivered to Employee, in addition to other amounts that may be due the Employee under this agreement, all of the following:

           (a) cash compensation equal to Employee's annual base salary, payable in biweekly installments over the twelve-month period immediately following such termination, beginning on the Employee's next regularly scheduled payday following the date of termination;

           (b) cash compensation equal to Employee's annual car allowance provided under this Agreement, payable in monthly installments over the twelve-month period immediately following such termination, beginning
      on  the  first  of  the  month   immediately  following  the  date   of
      termination;

           (c) a bill of sale to, and a transfer of the licenses for all software residing upon, a laptop and a home desktop computer, if any, including all peripheral equipment used in connection therewith, belonging to the Employer or UVEW which is in the possession of the Employee which is then being used by the Employee in the course and scope of her employment; in connection with such transfer, the Employee shall certify to the Employer that all trade secrets and other confidential or sensitive information of the Employer have been removed from the hard drive and memory of such equipment;

           (d) continued maintenance by Employer, for the benefit of the Employee as if still employed, all employee benefits including group medical and dental, health and accident, disability, and group life insurance plans for the twelve-month period immediately following such termination; provided, however, the Employer's obligation to continue participation in these plans ends on the last day of the month in which the Employee becomes eligible to participate in such benefits at any new place of employment. However, the Employer will continue to provide benefit continuation to the extent required by federal law;

           (e) an assignment of any key man life insurance policy covering Employee which was in effect at the change in control, with the premium fully paid by the Employer for the twelve (12) month period immediately following the date of termination of this Agreement; and

           (f) any unvested portion of any option held by the Employee to purchase UVEW stock shall immediately vest and, in addition to any other such Option which may be held by the Employee, a further option (the "Option") to purchase 150,000 shares of common stock of UVEW (or successor) at a purchase price of seventy (70%) percent of the average trading price of the Common Stock, as reported by NASDAQ, for the five
      (5) trading days immediately preceding the date the Option is granted. The Option granted hereunder shall vest immediately upon issuance to the Employee and may be exercised in whole or in part by the Employee at any time during a period of five (5) years following the date of termination under this Agreement. The Employee shall not have any of the rights of, nor be treated as, a shareholder with respect to the shares subject to this Option until the Employee has exercised the Option, delivery of the stock certificates for such shares has been made to the Employee, and the Employee has become the shareholder of record of such shares. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Employee, only by her. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect. Within 30 days after such termination the Employer will cause to be filed a Registration Statement with the SEC for registration of the Common Stock underlying all Options held by the Employee, and will use its best efforts to have such Registration Statement declared effective at the earliest possible date. The method of exercising this Option, adjustment in the number of shares of Common Stock underlying such Option upon a change in capital structure of UVEW after the date of termination of this Agreement, and the Employee's representation as to investment intent, shall be as described in paragraph 5.04 above. The Option granted in this Paragraph is also intended not to qualify as an incentive stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986 and shall be so construed; and

           (g) an additional amount necessary to put Employee in the same after-tax position as if no excise taxes imposed by Section 4999 of the Internal Revenue Code ("Section 4999") had been imposed on any payments which are contingent on a change in control and which equal or exceed three times Employee's average taxable compensation for the prior five years or her period of employment.

      8.05. Effect of Termination on Compensation. In the event of the termination of this Agreement prior to the completion of the term of employment specified in Article 1, the Employee shall be entitled to the compensation earned by the Employee prior to the effective date of termination as provided for in this Agreement, computed pro rata up to and including that date. Except as otherwise provided in this Agreement, the Employee shall be entitled to no further compensation after the date of termination.

      8.06. Monies owed to Employer. To the extent that the Employee owes the Employer any monies at the time of termination of employment, or to the extent that taxes are due on any of Employer's benefits, the Employee authorizes the Employer to withhold such amounts from her final paycheck or severance payment(s), or from reimbursements or any other monies due to the Employee.


                        ARTICLE 9:  GENERAL PROVISIONS


      9.01. Notices. All notices or other communications required under this Agreement may be effected either by personal delivery in writing or by certified mail, return receipt requested. Notice shall be deemed to have been given when delivered or mailed to the parties at their respective addresses as set forth above or when mailed to the last address provided in writing to the other party by the addressee.

      9.02. Entirety of Agreement. Except for the Employee Invention, Copyright and Secrecy Agreement heretofore executed by the Employee, this Agreement constitutes the entire understanding between the parties concerning the subject matter hereof. No agreements, representations, or warranties other than those specifically set forth in this Agreement shall be binding on any of the parties unless set forth in writing and signed by both parties. This Agreement supersedes all other prior agreements, either oral or in writing, between the parties with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner. Each party to this Agreement acknowledges that no inducements or promises, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied in this Agreement.

      9.03. Modification. This Agreement shall not be amended, modified, or altered in any manner except in a writing signed by both parties.

      9.04.     Failure to Enforce Not Waiver.       Any failure or delay  on
 the part of either the Employer or the Employee to exercise any remedy or right under this Agreement shall not operate as a waiver. The failure of either party to require performance of any of the terms, covenants, or provisions of this Agreement by the other party shall not constitute a waiver of any of the rights under the Agreement. No forbearance by either party to exercise any rights or privileges under this Agreement shall be construed as a waiver, but all rights and privileges shall continue in effect as if no forbearance had occurred. No covenant or condition of this Agreement may be waived except by the written consent of the waiving party. Any such written waiver of any term of this Agreement shall be effective only in the specific instance and for the specific purpose given.

      9.05.     Law Governing Agreement.   This agreement  shall be  governed
 exclusively by and construed in accordance with the laws of the State of Texas.

      9.06. Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall remain in full force and effect, as if this Agreement had been executed without any such invalid provisions having been included.

      9.07. Assignment. The Employer and the Employee acknowledge that the services to be rendered by the Employee under this Agreement are unique and personal. Therefore, neither party may assign any rights or delegate any duties under this Agreement, without the other party's prior written consent. If either the Employer or the Employee obtains a consent to an assignment of rights or delegation of duties, rights or duties under this Agreement shall inure only to the benefit of the assignee or delagee named in the written instrument, and such consent shall not be deemed as a general consent to assignment or delegation.


 Executed at Dallas, Texas, on February 14, 2001.


 EMPLOYER:  uniView Technologies Corporation


       By:  /s/  Patrick A. Custer
            -----------------------------------
            Patrick A. Custer, Chairman and CEO


EMPLOYEE:   /s/ Leslie Leland
            -----------------------------------
            Leslie Leland